Exhibit 99.1

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES NEW $1 BILLION STOCK REPURCHASE PROGRAM

TEMPE, Ariz., New York City, May 6, 2025 -- Align Technology, Inc. (“Align”) (Nasdaq: ALGN) a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today announced that its Board of Directors has authorized a new stock repurchase program. Under the new program, Align may purchase up to $1.0 billion of its common stock over the next three years. The company’s prior $1 billion authorization approved in January 2023 was completed on May 1, 2025 (with settlement on May 2, 2025).

“We are pleased to announce that our Board of Directors has authorized a new $1 billion stock repurchase program to succeed the former $1 billion program. This new $1 billion program reflects the strength of our balance sheet and cash flow generation, as well as management’s and our Board's continued confidence in our ability to capitalize on large market opportunities in our target markets and trajectory for growth,” said John Morici, Align CFO and executive vice president, global finance. "Returning capital to our shareholders through stock repurchase programs while simultaneously investing in our strategic growth drivers, is consistent with our capital allocation strategy and commitment to increasing shareholder value."

As of March 31, 2025, Align had approximately 73.1 million shares outstanding and $873.0 million in cash and cash equivalents.

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 281.4 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 28 years, Align has helped doctors treat over 20.1 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release contains forward-looking statements including statements regarding our confidence in our products and ability to capitalize on market opportunities, that the repurchases will provide value to our shareholders, as well as other statements regarding the stock repurchases program along with our confidence in our business model. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.